As filed with the Securities and Exchange Commission on September 6, 1996
                                                            Registration No. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                              --------------------
                          AMERICAN PACIFIC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


              DELAWARE                                           59-6490478
 (State or other jurisdiction of incorporation                (I.R.S. Employer
                or organization)                             Identification No.)



                      3770 HOWARD HUGHES PARKWAY, SUITE 300
                             LAS VEGAS, NEVADA 89105
                   (Address, including zip code, and telephone
                          number, including area code,
                  of Registrant's principal executive offices)

                                 C. KEITH ROOKER
                            EXECUTIVE VICE PRESIDENT
                          AMERICAN PACIFIC CORPORATION
                      3770 HOWARD HUGHES PARKWAY, SUITE 300
                             LAS VEGAS, NEVADA 89109
                                 (702) 735-2200

                       (Name, Address, including zip code,
                   and telephone number, including area code,
                              of Agent for Service)

                                 WITH A COPY TO:
                           VICTOR M. ROSENZWEIG, ESQ.
                     OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                 505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200
                              --------------------

         Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                      ------------------------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                              --------------------
                         CALCULATION OF REGISTRATION FEE
================================================================================
                                          Proposed      Proposed
                                          maximum        maximum
    Title of            Amount            offering      aggregate   Amount of
   securities           to be              price        offering   registration
to be registered      registered         per share        price        fee
- --------------------------------------------------------------------------------
Common Stock
$.10 par value    40,000 shares(1)(2)      $4.875       $195,000      $67.24
================================================================================

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the operation of certain anti-dilution provisions of the options held by the Selling Shareholder herein.

(2) Pursuant to Rule 457(h), the offering price is based upon the exercise price of the options.

================================================================================

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 6, 1996

PROSPECTUS
                                  40,000 SHARES

                          AMERICAN PACIFIC CORPORATION
                          Common Stock, $.10 par value


         This Prospectus relates to the reoffer and resale by the selling shareholder named herein (the "Selling Shareholder") of shares (the "Shares") of Common Stock, $.10 par value (the "Common Stock") of American Pacific Corporation (the "Company") that may be issued by the Company to the Selling Shareholder upon the exercise of outstanding stock options granted to the Selling Shareholder.

         The offer and sale of the Shares to the Selling Shareholder have been previously registered under the Act. The Shares are being reoffered and may be resold for the account of the Selling Shareholder and the Company will not receive any of the proceeds from the resale of the Shares.

         The Selling Shareholder has advised the Company that the resale of its Shares may be effected from time to time in one or more transactions on the NASDAQ National Market ("NASDAQ"), in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." The Company will bear all expenses in connection with the preparation of this Prospectus.

         SEE "RISK FACTORS" ON PAGE 4 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

         The Common Stock of the Company is traded on NASDAQ under the symbol "APFC". On September 3, 1996, the closing price for the Common Stock, as reported by NASDAQ, was $6.00.

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
              BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
               THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

               The date of this Prospectus is September __, 1996.

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                TABLE OF CONTENTS



         AVAILABLE INFORMATION.....................................2

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........3

         RISK FACTORS..............................................4

         GENERAL INFORMATION.......................................5

         USE OF PROCEEDS...........................................5

         SELLING SHAREHOLDER.......................................6

         PLAN OF DISTRIBUTION......................................6

         LEGAL MATTERS.............................................7

         EXPERTS...................................................7

         ADDITIONAL INFORMATION....................................7

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 and its Quarterly Report on Form 10-Q for the quarters ended December 31, 1995, March 31, 1996 and June 30, 1996 are incorporated by reference in this Prospectus and shall be deemed to be a part hereof. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, are deemed to be incorporated by reference in this Prospectus and shall be deemed to be a part hereof from the date of filing of such documents.

         The Company's  Application  for  Registration of its Common Stock under
Section 12(g) of the Exchange Act filed on December 28, 1992, is incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to American Pacific Corporation, 3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89109, Attention: C. Keith Rooker, Executive Vice President. Oral requests should be directed to such officer (telephone number
(702) 735-2200).

                      ------------------------------------

         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to the date of this Prospectus.

                                  RISK FACTORS

         Certain matters discussed in this Prospectus may be forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the risk factors set forth below. The following important risk factors, among others, may cause the Company's operating results and/or financial position to be adversely affected from time to time:

         1. Declining demand or downward pricing pressure for the Company's products as a result of general or specific economic conditions, governmental budget decreases affecting the Department of Defense or NASA which would cause a continued decrease in demand for AP, technological advances and improvements or new competitive products causing a reduction or elimination of demand for AP, sodium azide or Halotron, the ability and desire of purchasers to substitute other products for the Company's products based upon perceived quality and pricing, and the fact that perchlorate chemicals, sodium azide, Halotron and the Company's environmental products have limited applications and highly concentrated customer bases.

         2. Competitive factors including, but not limited to, the Company's limitations respecting financial resources and its ability to compete against companies with substantially greater resources, significant excess market supply in the AP and sodium azide markets and the development or penetration of competing new products, particularly in the propulsion, airbag inflation and fire suppression businesses.

         3. Underutilization of the Company's manufacturing facilities resulting in production inefficiencies and increased costs, the inability to recover facility costs and reductions in margins.

         4. Difficulties in procuring raw materials, supplies, power and natural gas used in the production of perchlorates, sodium azide and Halotron products and used in the engineering and assembly process for environmental protection equipment products.

         5. The Company's ability to control the amount of operating expenses and/or the impact of any non-recurring or unusual items resulting from the Company's continuing evaluation of its strategies, plans, organizational structure and asset valuations.

         6. Risks associated with the Company's real estate activities, including, but not limited to, dependence upon the Las Vegas commercial, industrial and residential real estate markets, changes in general or specific economic conditions, interest rate fluctuations affecting the availability and the cost of financing, the performance of the managing partner of the Gibson Ranch L.L.P. (Ventana Canyon Joint Venture) and regulatory and environmental matters that may have a negative impact on sales.

         7. The effects of, and changes in, trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies or similar organizations, including, but not limited to, environmental, safety and transportation issues.

         8. The cost and effects of legal and administrative proceedings, settlements and investigations, particularly those described in the "Commitments and Contingencies" note to the Company's financial statements contained in its most current periodic SEC report, and claims made by or against the Company relative to patents or property rights.

         9. The adoption of new, or changes in existing, accounting policies and practices.

                               GENERAL INFORMATION

         The Company, through its indirect subsidiary Western Electrochemical Company ("WECCO"), is engaged in the production of specialty chemical, ammonium perchlorate ("AP"), for the aerospace and national defense industries. The Company is one of two domestic manufacturers of AP, which is used primarily as an oxidizing agent in composite solid propellants for rockets, booster motors and missiles. The Company's customers for AP are primarily contractors in programs of the National Aeronautics and Space Administration ("NASA") and the Department of Defense ("DDD"), and companies providing commercial satellite launch services. These NASA and DDD contractors are engaged in space exploration projects such as the Space Shuttle Program and in the production of defense systems. Other customers for the Company's AP include aerospace and defense agencies of foreign countries.

         In May 1994, the Company and its principal customer, Thiokol Corporation ("Thiokol"), executed an amendment (the "Amendment") to the 1989 Advance Agreement. The 1989 Advance Agreement represents one of certain agreements related to the sale of AP. The Company and Thiokol previously had a dispute over the interpretation of these agreements. See Legal Proceedings. As a result of a significant change in the demand for AP, during the fiscal year ended September 30, 1994, the Company recognized an impairment charge of $39,401,000 related to WECCO's fixed assets.

         The Company is a party to agreements with Dynamit Nobel A.G., of Germany ("Dynamit Nobel") relating to the production and sale of sodium azide, the principal component of the gas generant used in automotive airbag systems. Dynamit Nobel licensed to the Company, on an exclusive basis for the North American market, its technology and know-how in the production of sodium azide, and has provided the technical support for the design, construction and start-up of the Company's sodium azide facility.
Funding for the facility was partially provided by means of the sale of $40,000,000 principal amount of noncallable subordinated secured notes (the "Azide Notes") to a major state public employee retirement fund and a leading investment management company. The Company commenced commercial sales of sodium azide in fiscal 1994.

         In February 1992, the Company acquired (by exercise of an option previously granted to it) the worldwide rights of Halotron, a fire suppression system that includes chemical compounds and application technology intended to replace halons, which have been found to be ozone layer-depleting chemicals. Halotron has applications as a fire suppression agent for military, commercial and industrial uses. The Company has completed the construction of a plant for the production of certain Halotron products. The Company expects to become a qualified supplier for military, commercial and industrial applications for Halotron products, although there can be no assurance in that regard. As of the date hereof, the Company's sales of Halotron products have not been significant.

         The Company is also engaged in the development of real estate and in the production of environmental protection and waste water treatment equipment.

         The Company's principal executive offices are located at 3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89109. The Company's telephone number at such location is (702) 735- 2200.

                                 USE OF PROCEEDS

         The Shares offered hereby were or will be purchased by the Selling Shareholder upon exercise of options granted to it and will be sold for the account of the Selling Shareholder. The Company will receive the exercise price of the options when exercised by the holder thereof. Such proceeds will be used for working capital purposes by the Company. The Company will not receive any of the proceeds from the reoffer and resale of the Shares by the Selling Shareholder.

                               SELLING SHAREHOLDER

         The following table sets forth certain information with respect to the Selling Shareholder.


                               Number of shares of
                              Common Stock Owned at       Number of Shares to
          Name                   August 1, 1996          be Offered for Resale
- -----------------------     ------------------------    -----------------------

General Technical
Services(1)............               20,000(2)                 40,000(3)


- ----------
(1)      The Selling Shareholder has served as a consultant to the Company since

         -----------.
(2) Includes shares issuable upon the exercise of options, which options are exercisable within 60 days after July 1, 1996. Does not include 20,000 shares subject to options not exercisable within 60 days after August 1, 1996 (the "Remaining Options").
(3)      Includes shares issuable upon the exercise of the Remaining Options.


                              PLAN OF DISTRIBUTION

         This Prospectus covers 40,000 shares of the Company's Common Stock. All of the Shares offered hereby are being sold by the Selling Shareholder. The Company will realize no proceeds from the sale of the Shares by the Selling Shareholder.

         The distribution of the Shares by the Selling Shareholder is not subject to any underwriting agreement. The Selling Shareholder may sell the Shares offered hereby from time to time in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of the customary commissions). The Selling Shareholder and any broker-dealers that participate with the Selling Shareholder in the distribution of the Shares may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the Shares commissioned by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholder will pay any transaction costs associated with effecting any sales that occur.

         The Company has agreed to pay all fees and expenses incident to the registration of the Shares, except selling commissions and fees and expenses of counsel or any other professionals or other advisors, if any, to the Selling Shareholder.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Messrs. Olshan Grundman Frome & Rosenzweig LLP, New York, New York 10022. Victor M. Rosenzweig, a member of Olshan Grundman Frome & Rosenzweig LLP, is a Director of the Company and holds 1,400 shares of Common Stock and options to purchase 5,000 shares of Common Stock.

                                     EXPERTS

         The consolidated financial statements incorporated in this registration statement by reference from the Company's Annual Report on Form 10-K for the year ended September 30, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Shares offered hereby. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, such statement being qualified in all respects by such reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses which will be paid by the Company in connection with the securities being registered. With the exception of the SEC registration fee, all amounts shown are estimates.

SEC registration fee............................             $67.24
Legal fees and expenses (other than Blue
Sky)............................................           5,000.00
Accounting Fees and Expenses....................           2,500.00
Miscellaneous Expenses..........................             432.76
         Total..................................        $  8,000.00
                                                        ===========


ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The certificate of incorporation and by-laws of the Company provide that the Company shall indemnify to the extent permitted by Delaware law, any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Company. The pertinent section of Delaware law is set forth below in full. Such indemnification (other than as ordered by a court) shall be made by the Company only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. Such determination shall be made by a majority vote of a quorum consisting of disinterested directors, or by independent legal counsel or by the stockholders. In addition, the Company has amended its certificate of incorporation to eliminate, to the extent permitted by Delaware law, personal liability of directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as directors.

         The Company also maintains a directors and officers insurance and company reimbursement policy. The policy insures directors and officers against unindemnified loss arising from certain wrongful acts in their capacities and reimburses the Company for such loss for which the Company has lawfully indemnified the directors and officers. The policy contains various exclusions, no one of which relates to the offering hereunder.

         Section 145 of the Delaware General Corporation Law provides as follows:

                  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) A  corporation  may  indemnify  any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (e) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition or such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) A  corporation  shall have power to purchase  and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i)  For  purposes  of  this  section,  references  to  "other enterprises" shall include employee benefit plans; references to "fines" shall include any such excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Company has purchased director and officer liability insurance for its directors and officers.

ITEM 16. EXHIBITS

          4(a)   -     Option  Agreement  dated July 11, 1995  between the
                       Company and General Technical Services, Inc.

          5      -     Opinion of Olshan Grundman Frome & Rosenzweig LLP.

         23(a)   -     Consent of Deloitte & Touche LLP, independent
                       auditors.

         23(b)   -     Consent of Olshan  Grundman  Frome & Rosenzweig LLP
                       (included in its opinion filed as Exhibit 5).

         24      -     Powers of Attorney (included on page 15).


ITEM 17. UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 31st day of July, 1996.


                      AMERICAN PACIFIC CORPORATION
                      (Registrant)


                      By:  /S/ FRED D. GIBSON, JR.
                         -------------------------------------------------------
                           Fred D. Gibson, Jr., Chairman of the Board, President and Chief Executive Officer

                       POWER OF ATTORNEYS AND SIGNATORIES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned officers and directors of American Pacific Corporation hereby constitutes and appoints C. Keith Rooker and David N. Keys and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him in his name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to prepare any and all exhibits thereto, and other documents in connection therewith, and to make any applicable state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done to enable American Pacific Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


           SIGNATURE                           TITLE                   DATE
           ---------                           -----                   ----
                                        President (Principal
/S/ FRED D. GIBSON, JR.                 Executive Officer) and
- ---------------------------------       Director                   July 31, 1996
(Fred D. Gibson, Jr.)

/S/ JOHN R. GIBSON                      Executive Vice President   July 31, 1996
- ---------------------------------       and Director
(John R. Gibson)

/S/ C. KEITH ROOKER                     Director                   July 31, 1996
- ---------------------------------
(C. Keith Rooker)

                                        Vice President, Chief
                                        Financial Officer and
/S/ DAVID N. KEYS                       Treasurer (Principal
- ---------------------------------       Financial Officer)         July 31, 1996
(David N. Keys)

/S/ THOMAS A. TURNER                    Director                   July 31, 1996
- ---------------------------------
(Thomas A. Turner)

/S/ NORVAL F. POHL                      Director                   July 31, 1996
- ---------------------------------
(Norval F. Pohl)

/S/ BERLYN D. MILLER                    Director                   July 31, 1996
- ---------------------------------
(Berlyn D. Miller)

/S/ THOMAS L. WAR                       Director                   July 31, 1996
- ---------------------------------
(Thomas L. War)

/S/ CHARLES H. FELTZ                    Director                   July 31, 1996
- ---------------------------------
(Charles H. Feltz)

/S/ JANE L. WILLIAMS                    Director                   July 31, 1996
- ---------------------------------
(Jane L. Williams)

/S/ VICTOR M. ROSENZWEIG                Director                   July 31, 1996
- ---------------------------------
(Victor M. Rosenzweig)